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                                                                    Exhibit 99.4

                      Statement of Chief Financial Officer
         Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Richard E. Staedtler, the Vice President and Chief Financial Officer of Castle Energy Corporation, hereby certifies that:


I. The Company's Form 10-K Annual Report for the period September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

II. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:   December 13, 2002                           /S/ RICHARD E. STAEDTLER
         -----------------                           ---------------------------
                                                     Richard E. Staedtler
                                                     Chief Financial Officer